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                                                                   Exhibit 10.63

                                    SUBLEASE

     THIS SUBLEASE ("Sublease"), dated June 15, 2001 for reference purposes only, is entered into by and between Applera Corporation, a Delaware corporation ("Sublandlord"), and Deltagen Inc., a Delaware corporation ("Subtenant").

                                    RECITALS

     A. Sublandlord leases those certain premises situated in Alameda, California (the "Premises") situated in the building commonly known as 1501 Harbor Bay Parkway (the "Building"), from 1501 Harbor Bay, L.P., a limited general partnership ("Master Landlord") in accordance with a Lease dated as of February 13, 2001 (the "Master Lease"). A true and correct copy of the Master Lease is attached hereto as Exhibit "A." Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

     B. Sublandlord desires to sublease the Premises to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord, on the terms and provisions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

                                    AGREEMENT

     1. Subleased Premises. On and subject to the terms and conditions below, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises. The Premises contain approximately Thirty-Two Thousand (32,000) rentable square feet.

     2. Term.

        (a) This Sublease shall commence on June 15, 2001 (the "Commencement Date") and shall expire at 11:59 p.m. on February 28, 2006 unless sooner terminated pursuant to any provision hereof. If for any reason Sublandlord cannot deliver possession of the Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof; but in such case Subtenant shall not be obligated to pay Rent (as hereinafter defined) until possession of the Premises is tendered to Subtenant.

     3. Rent

        a. Base Rent. Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay rent ("Base Rent") to Sublandlord in the following amounts for the period(s) as described:

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                                                                 Monthly Base
                                                                 Rent

            Commencement Date to February 28, 2002               $70,400.00
            March 1, 2002 to February 28, 2003                   $72,416.00
            March 1, 2003 to February 28, 2004                   $74,492.48
            March 1, 2004 to February 28, 2005                   $76,631.25
            March 1, 2005 to February 28, 2006                   $78,834.19

        (b) Additional Rent. Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant will also pay additional rent "(Additional Rent") in the amount equal to Subtenant's Share of all costs payable by Sublandlord pursuant to the Master Lease for insurance premiums, taxes, assessments, operating charges, utilities, management fees, maintenance charges, common area expenses and any other charges, costs and expenses which arise or may be contemplated under the Master Lease with regard to the Premises, the Building or the project of which either is a part (collectively, "Operating Expenses"). Notwithstanding the foregoing, Subtenant shall not be obligated to pay any amount due under the Master Lease which represents a penalty, late charge or interest on any late payment by Sublandlord of "Base Rent" or other sums under the Master Lease. For purposes of this Sublease, Subtenant's Share shall be equal to One Hundred percent (100%). Base Rent, Additional Rent and all other amounts payable by Subtenant hereunder are referred to collectively as "Rent."

        (c) Payment. Base Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. Additional Rent shall be payable monthly, within thirty (30) days of invoice by Sublandlord. All Rent shall be paid to Sublandlord at the address specified for notice to Sublandlord in Section 16 below. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a thirty-day calendar month.

        (d) Deposits. Upon execution of this Sublease, Subtenant shall pay to Sublandlord the sum Two Hundred Eighty One Thousand Six Hundred Dollars ($281,600.) constituting payment in advance of the first month's Base Rent, together with the Security Deposit, as set forth in Section 5 below.

        (e) Late Charges. Subtenant recognizes that late payment of any Rent will result in administrative expenses to Sublandlord, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Subtenant therefore agrees that if any Rent shall remain unpaid five
(5) days after such amounts are due, the amount of such overdue Rent payment shall be increased by a late charge to be paid to Sublandlord by Subtenant in an amount equal to five percent (5%) of the amount of the delinquent Rent.

        (f) Abatement. In the event of any casualty or condemnation affecting the Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that rent under the Master Lease is abated, and Subtenant waives any right to terminate the

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Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Premises or any portion thereof.

     4. Utilities. Subtenant shall pay for all water, gas, heat, light, power, telephone, sewer and other utilities supplied to the Premises ("Utilities"), together with any fees, surcharges and taxes thereon. In the event that Utilities to the Premises are not separately metered, Subtenant shall reimburse Sublandlord for Subtenant's Share of the cost of Utilities furnished to the Premises.

     5. Security Deposit. Upon execution of this Sublease, Subtenant shall deliver to Sublandlord a letter of credit in the amount of Two Hundred Eleven Thousand Two Hundred Dollars ($211,200) as a security deposit ("Security Deposit") and Subtenant shall maintain said letter of credit (or replacements thereof) in effect during the term of this Sublease. If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder (after notice of such failure and failure to cure such failure, if applicable), Sublandlord may draw under the letter of credit a sum reasonably necessary for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant's default or breach. In addition, in the event that the Master Landlord requires Sublandlord to pay rent in advance as the result of Subtenant's default in the payment of Rent hereunder, Sublandlord may require Subtenant to pay Rent on a quarterly basis in advance. If Sublandlord so draws on the letter of credit, Subtenant shall amend the letter of credit (or deliver cash to Sublandlord) to restore the Security Deposit to the full original amount within ten (10) days after Sublandlord's written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Premises.

     6. Assignment and Subletting. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Premises, in whole or in part, or permit the use or occupancy of the Premises by anyone other than Subtenant, unless Subtenant has obtained Sublandlord's prior written consent thereto (which consent shall not be unreasonably withheld or delayed) and the consent of Master Landlord, if required pursuant to the Master Lease, and which (if required) would be governed by the terms of the Master Lease. Regardless of Sublandlord's consent, no subletting or assignment shall release Subtenant of its obligations hereunder. Any rent or other consideration payable to Subtenant in connection with any permitted assignment or subleasing in excess of the Rent payable to Sublandlord hereunder ("Bonus Rent") shall be divided equally between Sublandlord and Subtenant after first deducting therefrom the reasonable out-of-pocket costs to Subtenant for all costs incurred by Subtenant in effectuating such sublease or assignment, including brokerage fees, marketing expenses, legal fees, free rent, and tenant improvement expenses or allowances.

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     7. Condition of Subleased Premises. Subtenant has used due diligence in inspecting the Premises and agrees to accept the Premises in "as-is" condition and with all faults as of the date of Subtenant's execution of this Sublease, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Premises for Subtenant's occupancy. By entry hereunder, Subtenant accepts the Premises in their present condition and without representation or warranty of any kind by Sublandlord. Subtenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Sublandlord as provided in
Section 1942 of said Civil Code. Upon the expiration or earlier termination of this Sublease, Subtenant shall return the Premises in the same condition as received, reasonable wear and tear excepted. The current condition of certain portions of the Premises is described in Exhibit C attached hereto.

     8. Use. Subtenant may use the Premises only for the purposes as allowed in the Master Lease, and no other purpose. Subtenant shall not use or permit the use of the Premises in a manner that will violate the provisions of the Master Lease.

     9. Incorporation of Sublease.

        (a) All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Premises, Sublandlord being substituted for the "Landlord" in the Master Lease, and Subtenant being substituted for the "Tenant" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to "this Lease," the same shall mean this Sublease.

        (b) The following Sections of the Master Lease are not incorporated herein: 2, 3, 9, 12, 14, 20, 21, 24, 27.

        (c) Subtenant hereby assumes and agrees to perform for Sublandlord's benefit, during the term of this Sublease, all of Sublandlord's obligations with respect to the Premises under the provisions of the Master Lease incorporated herein (and modified hereby), except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission by Subtenant or its agents, employees, contractors or invitees which violates any term or condition of the Master Lease. Sublandlord will cooperate with Subtenant in enforcing the Master Lease against Master Landlord in order to obtain for Subtenant the services and other benefits to be provided by Master Landlord to the Premises under the Master Lease; however, the foregoing shall not relieve Sublandlord of its obligations under this Sublease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease. It is the intention of Sublandlord and Subtenant that, in the event of any inconsistency or contradiction between

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the Sublease and the Master Lease, the terms of this Sublease shall control as between Sublandlord and Subtenant.

     10. Insurance. Subtenant shall be responsible for insuring its personal property, tenant improvements and equipment in the amount of their full replacement value and shall maintain comprehensive general liability insurance in the amount of $2,000,000 per occurrence respecting the use and occupancy of the Premises. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Sublandlord before cancellation. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

     11. Default. In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of Rent within five (5) business days after Subtenant's receipt of written notice of delinquency from Sublandlord shall constitute an event of default hereunder.

     12. Notices. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

        To Sublandlord:           Applied Biosystems
                                  850 Lincoln Centre Drive
                                  Foster City, California 94404
                                  Attn: Director of Real Estate

        With copy to:             Applera Corporation
                                  761 Main Avenue
                                  Norwalk, Connecticut 06859
                                  Attn: Charles J. Heinzer, Esq.

        To Subtenant at:          Deltagen Inc.
                                  1003 Hamilton Avenue
                                  Menlo Park, California 94025

     13. Early Termination of Sublease. If, without the fault of Sublandlord, the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Sublease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise such right in its sole discretion.

     14. Consent of Master Landlord and Sublandlord. If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this

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Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease and/or the Master Lease, which (if required) shall be governed by the applicable terms of the Master Lease.

     15. Brokers. Each party hereto represents and warrants that it has dealt with Technology Commercial, Inc. and BT ("Broker"), in connection with this Sublease and the transactions contemplated herein. Sublandlord shall pay Broker commission or fee that may be payable as a result of this Sublease. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating from the actions in connection with the commission or fee.

     16. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

     17. Condition Precedent. The effectiveness of this Sublease is conditioned upon receipt by the parties of the written consent of the Master Landlord on or prior to the Commencement Date.

     18. Specialized Improvements. Subject to the Master Lease, at the termination of the Sublease, Subtenant may remove from the Sublease Premises any specialized Subtenant improvements installed by and paid for by Subtenant. Such removal shall be contingent upon Subtenant repairing any damage resulting from such removal. Any removal of improvements by Subtenant shall not impair the function or use of the Premises' infrastructure or utility. Any improvements shall be submitted to Sublandlord for review and approval, with such approval shall not be unreasonably withheld. Subtenant shall be responsible for any cost incurred by Sublandlord for review and approval.

     19. Computer Room. Subtenant will allow Sublandlord to maintain exclusive occupancy of rooms 207/208 rent free to December 31, 2001. The Subtenant will have access to rooms 207/208 only in the presence of the Sublandlord and shall make representatives of Sublandlord available for that purpose. This access would be primarily for the installation and maintenance of equipment necessary to support data networking within the building. The Sublandlord will provide Subtenant with contact phone numbers necessary to obtain 24/7 emergency access to room 207/208.

     20. Fixtures & Equipment. Subtenant shall submit payment of One Hundred Fifteen Thousand Seven Hundred Fifty Dollars ($115,750) for fixtures and equipment as described in Exhibit "B".

     21. Counterparts. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

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     IN WITNESS WHEREOF, the parties have executed this Sublease on the dates indicated below


SUBLANDLORD:                              SUBTENANT:

APPLERA CORPORATION,                      DELTAGEN INC.,
a Delaware corporation                    a Delaware Corporation


By:_________________________________      By:___________________________________
Name:_______________________________      Name:_________________________________
Title:______________________________      Title:________________________________

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                               CONSENT TO SUBLEASE
                             1501 Harbor Bay Parkway

1501 Harbor Bay L.P., the landlord ("Master Landlord") under the Lease ("Master Lease") dated February 13, 2001 between Master Landlord and Sublandlord, and owner of the Premises, hereby consents to the Sublease between Applera Corporation and Deltagen, Inc. dated June 15, 2001 attached hereto, and all of the terms and conditions contained therein.

1501 HARBOR BAY LP

By:_____________________________
Title:__________________________
Date:___________________________

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